Exhibit 99.1

News Release

For Immediate Release

TearLab Corporation Reports Q2-14 Financial Results and Adjusts 2014 Revenue Guidance

San Diego, CA —August 7, 2014— TearLab Corporation (NASDAQ:TEAR; TSX:TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the second quarter ended June 30, 2014. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles.

For the three months ended June 30, 2014, TearLab’s net revenues were $5.0 million, up 42% from $3.5 million for the same period in 2013 and an increase of 19% sequentially from $4.2 million in the previous quarter. A net 171 TearLab® Osmolarity systems were added to the Company’s installed base in the second quarter. Of those, 126 systems were under the Company's Masters Multi Unit Program, 32 were through its minimum use access programs, 2 were direct purchases and 11 were purchased outside of the U.S.

The following table sets out the annualized revenue per U.S. device and account analysis for the 2014 second quarter:

	Active	Active	Annualized Revenues	Annualized Revenues
Program	Devices	Accounts	Per Device	Per Account
Purchased	254	220	$3,174	$3,664
Use	774	738	$13,066	$13,703
Masters	1,718	206	$4,465	$37,240
Total:	2,746	1,164

The Company’s net loss for the three months ended June 30, 2014 was approximately $5.4 million, or $0.16 per share on a non-diluted basis. This included approximately $0.4 million in non-cash income related to the revaluation of warrants issued in June 2011. In last year’s second quarter, the net loss was $12.0 million, or $0.41 per share. This included approximately $6.7 million in non-cash expense related to the revaluation of warrants issued in June 2011.

As of June 30, 2014, TearLab had $25.6 million in cash and cash equivalents.

“As hoped, we saw early signs of progress from our focus on utilization in Q2, especially in our Masters programs which experienced 20% sequential growth in revenue per device from Q1,” commented Elias Vamvakas, TearLab's Chief Executive Officer. “We continue to be very excited about the opportunity we see ahead of us and believe that our test is becoming widely accepted as a vital sign of ocular surface health in the eye care community."

2014 Revenue Guidance

Earlier this year, the Company provided a 2014 business outlook, indicating that it expected its revenue to be in the approximate range of $30 million to $33 million.

Based on the Company’s sales performance in the first half of 2014, and on the timing and anticipated impact of a number of new sales and marketing initiatives introduced earlier in the year, the Company believes it can continue to achieve approximately 20% sequential quarter-over-quarter revenue growth in each of the third and fourth quarters, which would result in total 2014 revenues being in the approximate range of $22 million to $23 million.

Conference Call and Webcast Information

TearLab will hold a conference call to discuss these results today, August 7, at 4:30pm Eastern Time at 877-303-1593. The call will also be broadcast live and archived on TearLab's website at www.tearlab.com under the "webcasts" link in the Investor Relations section. For those wishing to listen to a recording of the call via telephone, a replay will be made available as soon as possible after the conclusion of the live call and will remain posted for a period of seven days. To listen to the recording, simply telephone (Toll free) 855-859-2056 or (Toll) 404-537-3406 and enter reservation # 75504554 when prompted.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. Headquartered in San Diego, CA, TearLab Corporation's common shares trade on the NASDAQ Capital Market under the symbol 'TEAR' and on the Toronto Stock Exchange under the symbol 'TLB'.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about TearLab. Examples of forward-looking statements in this press release include statements regarding our 2014 revenue expectations, our plans for executing our marketing strategy and building a salesforce, the future potential of the TearLab® Osmolarity System and the related impact on our sales. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, expected to be filed with the SEC on or around August 8, 2014. We do not undertake to update any forward-looking statements.

CONTACTS:

Investors:

Stephen Kilmer

(905) 906-6908

skilmer@tearlab.com

TearLab Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(expressed in U.S. dollars except number of shares)

(Unaudited)

($ 000’s except number of shares and loss per share)

	Three months ended
	June 30,
	2014	2013

Revenue	$4,999	$3,525
Cost of goods sold	2,465	2,130
Gross profit	2,534	1,395
Operating expenses
General and administrative	3,591	2,616
Clinical, regulatory and research & development	608	221
Sales and marketing	3,825	3,534
Amortization of intangible assets	395	303
Total operating expenses	8,419	6,674
Loss from operations	(5,885)	(5,279)
Other income (expense)	446	(6,746)
Net loss and comprehensive loss	$(5,439)	$(12,025)
Weighted average shares outstanding - basic	33,584,980	29,177,815
Loss per share – basic	$(0.16)	$(0.41)
Weighted average shares outstanding - diluted	33,720,896	29,177,815
Loss per share – diluted	$(0.17)	$(0.41)

TearLab Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(expressed in U.S. dollars except number of shares)

(Unaudited)

($ 000’s except number of shares and loss per share)

	Six months ended
	June 30,
	2014	2013

Revenue	$9,209	$6,000
Cost of goods sold	4,664	3,545
Gross profit	4,545	2,455
Operating expenses
General and administrative	6,718	4,064
Clinical, regulatory and research & development	1,183	430
Sales and marketing	7,753	5,795
Amortization of intangible assets	698	606
Total operating expenses	16,352	10,895
Loss from operations	(11,807)	(8,440)
Other income (expense)	810	(12,158)
Net loss and comprehensive loss	$(10,997)	$(20,598)
Weighted average shares outstanding - basic	33,567,787	28,968,309
Loss per share – basic	$(0.33)	$(0.71)
Weighted average shares outstanding - diluted	33,729,222	28,968,309
Loss per share – diluted	$(0.35)	$(0.71)

TearLab Corp.

CONSOLIDATED BALANCE SHEETS

(expressed in U.S. dollars)

($ 000’s)

	June 30, 2014	December 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$25,571	$37,778
Accounts receivable, net	3,003	3,524
Inventory, net	2,272	885
Prepaid expenses	511	689
Other current assets	28	10
Total current assets	31,385	42,886

Fixed assets, net	4,381	3,429
Patents and trademarks, net	94	108
Intangible assets, net	4,360	3,494
Other non-current assets	52	40
Total assets	$40,272	$49,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$667	$631
Accrued liabilities	3,731	3,844
Deferred rent	134	67
Obligations under warrants	709	4,047
Total current liabilities	5,241	8,589

Stockholders’ equity
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized none outstanding	—	—
Common stock, $0.001 par value, 65,000,000 authorized, 33,588,734 issued and outstanding at June 30, 2014 and 65,000,000 authorized, 33,288,701 issued and outstanding at December 31, 2013	34	33
Additional paid-in capital	481,831	477,172
Accumulated deficit	(446,834)	(435,837)
Total stockholders’ equity	35,031	41,368
Total liabilities and stockholders’ equity	$40,272	$49,957